Exhibit 99.5
No Diversification for Growth 17 February 2011

2 Disclaimer This presentation contains forward-looking statements, including statements regarding Telenor ASA, VimpelCom Ltd., Wind Telecom S.p.A. (formerly known as Weather Investments S.p.A.) and Orascom Telecom Holding S.A.E., that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the anticipated timing of and approvals relating to the proposed transaction; the expected benefits and costs of the proposed transaction; plans relating to the proposed transaction; the completion of the proposed transaction in view of the various closing conditions; the ability of any party to terminate the proposed transaction prior to its completion; possible legal challenges to the proposed transaction; any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing; and other risks and uncertainties that are beyond Telenor ASA's control. Any statement in this presentation that expresses or implies Telenor ASA's intentions, beliefs, expectations or predictions (and the assumptions underlying them) is a forward-looking statement. If such risks or uncertainties materialize or such assumptions prove incorrect, actual results could differ materially from those expressed or implied by such forward-looking statements and assumptions. Certain other risks that could cause actual results to differ materially from those discussed in any forward-looking statements, including the risk factors described in VimpelCom's registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the "SEC"), OJSC VimpelCom's public filings with the SEC, including its Annual Report on Form 20-F for the year ended December 31, 2009, and other public filings made by VimpelCom and OJSC VimpelCom with the SEC. The forward-looking statements contained in this presentation are made as of the date hereof, and Telenor ASA expressly disclaims any obligation to update or correct any forward- looking statements made in this presentation due to the occurrence of events after the issuance of this presentation. This presentation is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Telenor believes that VimpelCom's proposed acquisition of Wind Telecom is not in the best interest of VimpelCom shareholders 3 1. Lacks strategic logic 2. Is growth and margin dilutive 3. Is expensive and value destructive 4. Compromises VimpelCom's financial flexibility and ability to pay dividends 5. Significantly worsens the corporate governance proposition Telenor urges minority shareholders to vote against the issuance of new common and preferred shares to Wind Telecom's shareholders in the upcoming SGM scheduled for March 17, 2011

Key criteria stated by VimpelCom in favour of the transaction: Access to attractive assets & markets Diversification of revenues and markets Strong platform for profitable growth Attractive financial terms Significant synergies to be captured Optimised balance sheet Sound corporate governance remains in place Value creation for all shareholders 4 Telenor would support any transaction which meets the above criteria; however, we believe that the acquisition of Wind Telecom meets none ?

Challenge 1: Access to attractive assets & markets? A massive bet on Italy ~80% of the target's proportionate EBITDA ~$16bn1 investment in a distant 3rd player operator in a mature 4-player market Dilutes VimpelCom's Russian/emerging markets profile High risk of losing Algeria - 2nd largest asset Investors could diversify by themselves at a much lower cost Buy OTH and Telecom Italia at market values 5 VimpelCom's mandate is to explore growth opportunities in emerging markets Italy 0.78 Algeria 0.15 Pakistan, Bangladesh and other2 0.07 1H 2010 LTM proportionate EBITDA Source: Company information, Analysys Mason Total Mobile Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2008 -0.016671076 -0.007723889 2009 -0.036219295 -0.02054683 2010 -0.074479561 -0.051751933 2011 -0.021291497 -0.032065773 2012 -0.009057053 -0.028712257 2013 0.004633168 -0.020197111 2014 0.008987502 -0.015393755 2015 0.006141094 -0.00975614 Total market Mobile market 2008 2009 2010E 2011E 2012E Pakistan, Bangladesh and other: 7% Algeria: 15% Italy: 78% Italian telecom market growth

VimpelCom 0.074 Wind Telecom 0.022 VimpelCom 0.052 Challenge 2: Strong platform for profitable growth? 6 The transaction is growth and margin dilutive VimpelCom 0.083 Wind Telecom 0.019 VimpelCom 0.053 Pre-transaction -3.0pp Post-transaction Note: OTH excluding North Korea and Tunisia; using OTH proportionate figures Source: Equity and credit research reports Pre-transaction Post-transaction EBITDA OpFCF VimpelCom 0.485 0.329 Wind Telecom 0.377 0.206 VimpelCom 0.433 0.27 Pre-transaction Post-transaction EBITDA OpFCF VimpelCom 0.485 0.329 Wind Telecom 0.377 0.206 VimpelCom 0.433 0.27 Pre-transaction Post-transaction -5.9pp -5.2pp -2.1pp Revenue growth 2010-2012E EBITDA margins 2010E EBITDA growth 2010-2012E OpFCF2 margins 2010E

Challenge 3: Attractive financial terms? 7 Wind Telecom - Implied Premium Paid Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 Market derived equity value 2.674 0.785 Transaction implied equity value 4.685 1.495 79% equity premium! Wind Italy (including PIK notes) OTH stake (including WCSP1 loan) Source: Company information, equity and credit research reports, FactSet as of February 11, 2011 VimpelCom pays a significant premium Market derived equity value of c.$3.5bn OTH market cap adj. for spun-off assets (Egypt, North Korea) implies multiple of 4.5x EBITDA LTM Jun 2010 Wind Italy valued at peer group multiple of 5.4x3 EBITDA LTM Jun 2010 Transaction implied equity value c.$6.2bn 325.6m common shares at $14.4 = $4.7bn $1.5bn cash consideration .....and 305m preferred shares which VimpelCom does not assign value to in their overview $6.2bn $3.5bn Cash consideration to be paid to Wind Telecom shareholders Value of common shares to be issued to Wind Telecom shareholders

Challenge 3 (cont'd): Attractive financial terms? 8 Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 Transaction multiple 6.2 Current VimpelCom FV/EBITDA LTM June 2010 4.5 VimpelCom is paying significantly above its current trading multiple for a lower EBITDA growth company Transaction multiple of 6.2x FV/EBITDA vs. 4.5x of VimpelCom trading multiple Transaction multiple of 9.9x FV/OpFCF2 vs. 6.0x of VimpelCom trading multiple Source: Company information, equity and credit research reports, FactSet as of February 11, 2011 VimpelCom's shares, representing > 76%4 of consideration, are used to pay for overpriced assets Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 Wind Telecom 0.022 Current VIP FV/EBITDA 10E 4.2 VimpelCom 0.074 EBITDA CAGR 2010-2012E Transaction multiple analysis

Challenge 4: Significant synergies to be captured? $2.5bn of cross-border synergies look challenging Various equity research analysts are sceptical around the announced level of synergies VimpelCom's share price reaction shows the market agrees 9 Over-optimistic assessment and valuation of synergy potential "We see very little in terms of synergies and substantial risk associated with this deal." Otkritie-October 2010 "The combined company expects to see an NPV of synergy effect at $2.5bn mainly through procurement capex (65%) and procurement opex (24%) which might appear as too optimistic as both parties to the deal have a high scale of operations to have significant advantages." VTB Securities-October 2010 "A clear positive in the announcement is the staggering NPV of $2.5bn in synergies from the merger, but the market is sceptical about synergies based on procurement, especially if they are supposed to be realized at the capex level." J.P. Morgan-October 2010 Equity research analysts' reaction to the transaction Source: Company information, equity research reports "We do not factor in either the deal impact or any of the related synergies from the deal in our estimates at the moment." HSBC-October 2010

Challenge 5: Optimised balance sheet? Consolidated debt increases $19.2bn, whilst consolidated EBITDA6 increases by only $4.0bn Algeria nationalization would reduce EBITDA by ~$1bn, with potentially limited reduction in net debt VimpelCom's balance sheet will be under pressure Little FCF generated by the acquired assets Use of VimpelCom balance sheet to refinance Orascom & subsidize OTH minorities Deleveraging depends primarily on Rus/Ukr cash flows given target's high leverage Puts company at risk to challenging macro conditions (e.g. currency risks) Reduced total dividend potential and Dividend Per Share in short/medium term 10 Significant increase in VimpelCom leverage adds risk and compromises dividends DPS assuming $1bn dividend VimpelCom pre 0.77 VimpelCom post 0.62 NOSH (mm) 1,291 1,617 -20% Total consolidated debt5 ($bn) OJSC Wind Italy OTH VimpelCom pre 6.5 VimpelCom post 8.3 13.2 4.2 +$19.2bn Source: Company information 25.7 6.5

Challenge 6: Sound corporate governance remains in place? Corporate governance principles of VimpelCom are now at risk Pre-transaction: 3 unaffiliated directors representing minorities in a 9-seat Board More influence to minorities who hold swing vote in major board decisions Post-transaction: Disproportionate voting power of 30.6% for Wind Telecom's shareholders despite 20% economic interest Risk of termination of the Shareholders Agreement in the medium-term Absent the Shareholders Agreement, risk of number of minority directors being reduced to one 11 A significantly worsened corporate governance proposition Altimo 0.447 Telenor 0.36 Minorities 0.193 Altimo 0.31 Wind Telecom 0.306 Telenor 0.25 Minorities 0.134 Voting ownership Pre- transaction Post- transaction Source: Company information

Challenge 7: Value creation - the verdict of the market Source: FactSet as of February 11, 2011, Bloomberg, Factiva, company information The stock market is clearly indicating that it doesn't like this deal: approx. $3.1bn of value has been destroyed since the market leak Vimpelcom Eurostoxx Telco MTS Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 4/16/2010 18.47 18.47 18.47 18.47 4/17/2010 18.47 18.47 18.47 4/18/2010 18.47 18.47 18.47 4/19/2010 19.01 18.44 18.27 4/20/2010 18.55 18.45 18.5 4/21/2010 18.99 18.3 18.33 4/22/2010 18.1 18.07 18.25 4/23/2010 18.45 18.23 18.55 4/24/2010 18.45 18.23 18.55 4/25/2010 18.45 18.23 18.55 4/26/2010 18.06 18.13 18.68 4/27/2010 17.65 17.6 18.22 4/28/2010 17.5 17.4 18.15 4/29/2010 17.7 17.69 18.06 4/30/2010 17.42 17.82 17.85 5/1/2010 17.42 17.82 17.85 5/2/2010 17.42 17.82 17.85 5/3/2010 17.77 17.85 18.27 5/4/2010 17.19 17.08 17.68 5/5/2010 16.27 16.88 16.96 5/6/2010 15.12 16.56 15.99 5/7/2010 15.46 16.08 15.79 5/8/2010 15.46 16.08 15.79 5/9/2010 15.46 16.08 15.79 5/10/2010 16.8 17.4 17.34 5/11/2010 16.01 16.84 16.68 5/12/2010 16.69 17.05 16.89 5/13/2010 16.34 16.98 16.41 5/14/2010 15.72 16.26 16.3 5/15/2010 15.72 16.26 16.3 5/16/2010 15.72 16.26 16.3 5/17/2010 15.53 16.4 16.04 5/18/2010 15.18 16.66 15.51 5/19/2010 15.32 16.37 15.36 5/20/2010 14.77 16.32 14.89 5/21/2010 15.01 16.38 15.45 5/22/2010 15.01 16.38 15.45 5/23/2010 15.01 16.38 15.45 5/24/2010 14.34 16.28 15.19 5/25/2010 14.84 16.05 15.1 5/26/2010 15.15 16.21 15.33 5/27/2010 16.06 16.65 16.16 5/28/2010 15.55 16.71 15.53 5/29/2010 15.55 16.71 15.53 5/30/2010 15.55 16.71 15.53 5/31/2010 15.55 16.6 15.53 6/1/2010 15.4 16.6 15.24 6/2/2010 16.09 16.74 16.09 6/3/2010 16.03 16.84 16.26 6/4/2010 15.53 16.52 15.56 6/5/2010 15.53 16.52 15.56 6/6/2010 15.53 16.52 15.56 6/7/2010 15.18 16.36 15.21 6/8/2010 14.98 16.17 15.02 6/9/2010 15.14 16.28 14.97 6/10/2010 15.82 16.68 15.34 6/11/2010 15.93 16.84 15.51 6/12/2010 15.93 16.84 15.51 6/13/2010 15.93 16.84 15.51 6/14/2010 16.03 16.81 15.62 6/15/2010 16.99 17.03 16.35 6/16/2010 17.06 16.93 16.52 6/17/2010 16.71 17.01 16.2 6/18/2010 17.19 17.05 16.24 6/19/2010 17.19 17.05 16.24 6/20/2010 17.19 17.05 16.24 6/21/2010 16.56 17.14 16.35 6/22/2010 16.8 17.1 16.06 6/23/2010 16.78 16.95 16.34 6/24/2010 16.36 16.68 16.33 6/25/2010 16.44 16.67 16.58 6/26/2010 16.44 16.67 16.58 6/27/2010 16.44 16.67 16.58 6/28/2010 16.61 16.84 16.31 6/29/2010 16.08 16.31 15.75 6/30/2010 16.18 16.32 15.48 7/1/2010 15.59 16.23 15.52 7/2/2010 15.41 16.2 15.55 7/3/2010 15.41 16.2 15.55 7/4/2010 15.41 16.2 15.55 7/5/2010 15.41 16.24 15.55 7/6/2010 15.53 16.6 15.74 7/7/2010 16.1 16.92 16.46 7/8/2010 16.15 17.03 16.47 7/9/2010 15.98 17.01 16.62 7/10/2010 15.98 17.01 16.62 7/11/2010 15.98 17.01 16.62 7/12/2010 15.71 16.97 16.59 7/13/2010 15.79 17.22 16.85 7/14/2010 15.68 17.28 17.05 7/15/2010 15.41 17.26 17.05 7/16/2010 15.44 16.95 16.44 7/17/2010 15.44 16.95 16.44 7/18/2010 15.44 16.95 16.44 7/19/2010 15.58 16.99 16.67 7/20/2010 15.65 16.95 16.6 7/21/2010 15.7 16.99 17.27 7/22/2010 16.05 17.38 17.64 7/23/2010 16.74 17.35 17.72 0.7% (13.5%) $ 16 Apr 2010: Start of VimpelCom trading 12 Aug 2010: Leak of potential acquisition of Wind Telecom by VimpelCom: -8% change on the day 04 Oct 2010: Announcement of transaction: -2.2% further drop 11 Feb 2011: Total decrease: -14.4% since leak ($2.4 per DR) VimpelCom Eurostoxx Telco MTS 20 Dec 2010: Telenor public announcement opposing the deal: change of +2.6% 17 Jan 2011: Announcement of Board approval of the transaction: -4.7%7 (22.1%) 12

Telenor's alternative proposition

- No value destructive ownership dilution
- Extraordinary dividend of minimum $1 per share (~$1.3bn payable on top of the regular dividend) would be proposed to VimpelCom Board
- Likely VimpelCom share price recovery from current depressed level
  - Up to $2.4[8] per share, representing 17% increase worth $3.1bn
- Commitment from Telenor to support VimpelCom's pursuit of organic and M&A opportunities that can create real value for shareholders

Telenor's alternative proposition would be more attractive to all shareholders of VimpelCom

Source: Equity research reports, FactSet as of February 11, 2011

13

telenor group

Conclusion: The acquisition of Wind Telecom is not in the best interest of VimpelCom shareholders 14 Telenor urges minority shareholders to vote against the issuance of new common and preferred shares to Wind Telecom's shareholders in the upcoming SGM scheduled for March 17, 2011 Telenor's alternative proposition would be more attractive to all shareholders of VimpelCom

Footnotes 1 Implied total asset value paid for Wind Italy in this transaction; calculated as 6.2x4 1H 2010 LTM EBITDA 2 OpFCF defined as EBITDA-Capex 3 WE telecoms based on average of WE mobile and incumbent operators 4 At current VimpelCom DR price of $14.39 as of February 11, 2011 5 As of Q3 2010 6 PF EBITDA LTM June 2010 7 Close of 18 January 8 Assuming VimpelCom trades at pre-leak level of $16.8 per DR 15